Tauriga Sciences Inc. Certified as Affiliate Vendor by The National Association of College Stores

NEW YORK, NY, Jan 07, 2020 (GLOBE NEWSWIRE) — via NEWMEDIAWIRE – Tauriga Sciences, Inc. (OTCQB: TAUG) (“Tauriga” or the “Company”), a revenue generating Company that operates through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities and equity investments, today announced that it has been Certified by the National Association of College Stores (“NACS”), as an Affiliate Vendor (“Vendor”). As a Vendor of the NACS, the Company has joined the most comprehensive group of campus retailers working to provide the best services and selections to College students across the United States.

The National Association of College Stores is the professional trade association of the $10 Billion campus store industry. The NACS represent nearly 4,000 campuses in the U.S. and Canada, and approximately 1,000 companies that supply goods and services to campus stores. Through groundbreaking educational events, productive Tradeshows, and award-winning publications, the NACS is the gateway to securing new customers and growing your business in the $10 Billion campus market.

Please see below, the following Credentials have provided to Tauriga Sciences Inc. by the NACS:

Tauriga Sciences Inc. – NACS Affiliate ID # 113921

The Company is planning to operate a main floor Exhibitor Booth at the upcoming CAMEX 2020 NACS Campus Market Expo in New Orleans, Louisiana – February 8-11, 2020. The Company will update shareholders, via a press release, once the details are finalized and confirmed.

ABOUT TAURIGA SCIENCES INC.

Tauriga Sciences, Inc. (TAUG) is a revenue generating Company that operates through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities. One such opportunity on which the Company has acted, involves the Company having entered into the cannabidiol (or “CBD”) infused chewing gum product business, as more fully described above and in prior press releases. This CBD infused chewing gum product has been branded under the following name: Tauri-Gum™. The Company is currently in production of three distinct flavors of Tauri-Gum™: MINT, BLOOD ORANGE, and POMEGRANATE. On December 6, 2019 the Company announced that it completed the initial production run (thereby expanding its existing product lines) with the introduction of a 25mg Vegan CBD Isolate Infused vegan gummy (“gum drop”), branded under the name: Tauri-Gummies™. Further, the Company continues to identify and evaluate additional potential opportunities to generate revenue, as well as shareholder value, and leverage its resources and expertise to build a diversified and sustainable business model. Please visit our corporate website at www.tauriga.com.

The Company has also announced the development of a Cannabigerol (“CBG”) Isolate infused version of Tauri-Gum™. The flavor that has been selected is Starfruit/Peach and each piece of gum will contain 10mg of CBG Isolate / Each blister pack will contain 80mg of CBG Isolate. The Company expects to commence production during its 4th Fiscal Quarter of 2020 (January 1, 2020 – March 31, 2020).

In addition, on March 11, 2019, the Company announced the official launch of its E-Commerce site - as part of its Tauri-Gum™ commercialization strategy. This site can be accessed by visiting the following URL address: www.taurigum.com

The Company has established corporate offices in both New York City (USA) and Barcelona (Spain).

DISCLAIMER — Forward-Looking Statements

This press release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 which represent management’s beliefs and assumptions concerning future events. These forward-looking statements are often indicated by using words such as “may,” “will,” “expects,” “anticipates,” believes, “hopes,” “believes,” or plans, and may include statements regarding corporate objectives as well as the attainment of certain corporate goals and milestones. Forward-looking statements are based on present circumstances and on management’s present beliefs with respect to events that have not occurred, that may not occur, or that may occur with different consequences or timing than those now assumed or anticipated. Actual results may differ materially from those expressed in forward looking statements due to known and unknown risks and uncertainties, such as are not guarantees of general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to consummate successful acquisition and licensing transactions, fluctuations in exchange rates, and other factors over which Tauriga has little or no control. Many of these risks and uncertainties are discussed in greater detail in the “Risk Factors” section of Tauriga’s Form 10-K and other filings made from time to time with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release, and Tauriga assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. You should not place undue reliance on these forward-looking statements.

Contact:

CONTACT INFORMATION

Tauriga Sciences, Inc.

555 Madison Avenue, 5th Floor

New York, NY 10022

Chief Executive Officer

Mr. Seth M. Shaw

Email: sshaw@tauriga.com

cell # (917) 796 9926

Corp. Website: www.tauriga.com

E-Commerce Website: www.taurigum.com